Exhibit #3.3

CAMDEN NATIONAL CORPORATION

BYLAWS

ARTICLE I

Meetings

Section 1.1. Annual Meeting.

The regular annual meeting of the shareholders for the election of Directors and the transaction of whatever other business may properly come before the meeting, shall be held at the office of the Corporation or at such other place as may be designated by the Board of Directors between 9:00 A.M. and 9:00 P.M. on the first Tuesday of May of each year. Notice of such meeting shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the Corporation. If for any cause, an election of Directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.

Section 1.2. Special Meetings.

Except as otherwise specifically provided by statute, special meetings of the shareholders may be called by the Board of Directors. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten days nor more than fifty days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the Corporation a notice stating the purpose of the meeting.

Section 1.3. Nominations for Director.

Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of Directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than seventy-five (75) days nor more than one hundred twenty days (120) days prior to any meeting of shareholders called for the election of Directors, provided however, that if less than seventy-five (75) days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Corporation not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such nomination shall contain the following information to the extent known to the nominating shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the nominating shareholder; and (e) the number of shares of capital stock of the Corporation owned by the nominating shareholder. Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the Chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

Section 1.4. Election of Directors.

The proposed slate of Directors shall be voted on by the shareholders at the annual meeting or at any meeting of the shareholders called for the election of Directors. Each shareholder shall be entitled to cast one vote for each share of capital stock owned, and in the event the number of Directors to be elected is less than the number of nominees, those nominees receiving the most votes in descending order until all such vacancies are filled will be deemed to be elected.

Section 1.5. Voting Inspectors.

Every election of directors shall be managed by three voting inspectors, who shall be appointed from among the shareholders by the Board of Directors. The voting inspectors shall hold and conduct the election at which they are appointed to serve; and, after the election, they shall file with the Clerk a certificate under their hands, certifying the result thereof and the names of the directors elected. The voting inspectors, at the request of the Chairperson of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

Section 1.6. Proxies.

Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Corporation shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

Section 1.7. Quorum.

A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Incorporation.

ARTICLE II

Directors

Section 2.1. Board of Directors.

The Board of Directors (hereinafter referred to as the “Board”), shall have power to manage and administer the business and affairs of the Corporation. Except as expressly limited by law, all corporate powers of the Corporation shall be vested in and may be exercised by said Board.

Section 2.2. Chairperson of the Board.

The Board of Directors shall appoint one of its members to be Chairperson of the Board to serve at the pleasure of the Board. Such person shall preside at meetings of the Board of Directors. The Chairperson of the Board shall supervise the implementation of the policies adopted or approved by the Board; and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the Board of Directors.

Section 2.3. Number.

The Board shall consist of an odd number of not less than seven nor more than fifteen shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof. The Directors of the Corporation shall be divided into three classes—Class A, Class B and Class C. One-third of the Directors, or as near as one-third as possible, shall be assigned to each class with Class A and Class B having the same number of Directors and Class C having one more or one less Director than the number of Directors in Class A and Class B. The Directors of each Class shall be elected for three (3) year terms.

Section 2.4. Organization Meeting.

The Clerk, upon receiving the certificate of the voting inspectors of the result of any election, shall notify the Directors-elect of their election and of the time at which they are required to meet at the office of the Corporation or at such other place as may be designated by the Board of Directors for the purpose of organizing the new Board and electing and appointing officers of the Corporation for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty (30) days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the Directors present may adjourn the meeting, from time to time, until a quorum is obtained.

Section 2.6. Regular Meetings.

The Regular Meetings of the Board of Directors shall be held monthly, without notice on the last Tuesday of the month at the office of the Corporation at 245 Commercial Street, Rockport Maine 04856 or at such other place as may be designated by the Board of Directors. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate some other day.

Section 2.7. Special Meetings.

Special meetings of the Board of Directors may be called by the Chairperson or President of the Corporation, or at the request of two or more Directors. Each member of the Board of Directors shall be given notice stating the time and place, by telephone, letter or in person upon at least twenty-four hours notice prior to such special meeting.

Section 2.8. Vacancies.

When any vacancy occurs in the Board of Directors, including those created by an increase in the number of Directors, the remaining members of the Board may appoint a Director to fill such vacancy at any regular or special meeting of the Board.

ARTICLE III

Committees of the Board

Section 3.1. Executive Committee.

There shall be an Executive Committee composed of five Directors appointed by the Board annually or more often. The Executive Committee’s duties are to review in depth all matters which may be brought before it for the Board of Directors.

Section 3.2. Audit Committee.

There shall be an Audit Committee composed of not less than three Directors, with each voting member meeting the standards of “independence” as set forth by the American Stock Exchange and approved by the Securities & Exchange Commission on December 14, 1999. The Audit Committee shall conduct its affairs pursuant to a formal written charter specifying (i) the scope of its responsibilities and the means by which it will fulfill those responsibilities, (ii) the accountability of the outside auditor to the Board and Audit Committee and (iii) its responsibility to ensure the independence of the outside auditor. The Committee shall make, or cause to be made an examination at least once during each calendar year into the affairs of the Corporation or cause suitable examinations to be made by auditors responsible only to the Board of Directors and to report the result of such examination in writing to the Board at the regular meeting following the completion of their examination. Such report shall state whether the Corporation is in a sound condition, whether adequate internal controls and procedures are being maintained and shall recommend to the Board such changes in the manner of conducting the affairs of the Corporation as shall be deemed advisable.

Section 3.3. Other Committees.

The Board of Directors may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine.

ARTICLE IV

Officers and Employees

Section 4.1. President.

The Board of Directors shall appoint one of its members to be President of the Corporation. In the absence of the Chairperson, the President shall preside at any meeting of the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the Office of President, or imposed by these Bylaws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the Board of Directors.

Section 4.2. Secretary.

The Board of Directors shall appoint from its membership a Secretary who shall keep, or cause to be kept by a Recording Secretary, accurate minutes of all meetings.

Section 4.3. Other Officers.

The Board of Directors may appoint such other officers and Attorneys-in-fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to them by the Board of Directors, the Chairperson of the Board, or the President.

Section 4.4. Tenure of Office.

The President and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the Office of President shall be filled as promptly as practicable by the Board of Directors.

ARTICLE V

Stock and Stock Certificate

Section 5.1. Transfers.

Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares.

Section 5.2. Stock Certificates.

Certificates of stock shall bear the signature of the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the Corporation shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Corporation properly endorsed.

ARTICLE VI

Corporate Seal

The President, the Secretary, any Vice President, any Assistant Vice President, or other officer thereunto designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

ARTICLE VII

Miscellaneous Provisions

Section 7.1. Fiscal Year.

The Fiscal Year of the Corporation shall be the calendar year.

Section 7.2. Execution of Instruments.

All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the President, or any Vice President, or the Secretary, or, if in connection with exercise of fiduciary powers of the Corporation, by any of said officers as the Board of Directors may from time to time direct. The provisions of this Section 7.2 are supplementary to any other provision of these Bylaws.

Section 7.3. Records.

The Articles of Incorporation, the Bylaws and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, Recording Secretary, or other Officer appointed to act as Secretary of the meeting.

Section 7.4. Indemnification.

The Corporation agrees and does hereby undertake to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director, Officer, Employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise, for expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by that person in connection with such action, suit or proceeding, provided that no indemnification shall be provided for any person with respect to any matter as to which that person shall have been finally adjudicated:

(a) Not to have acted honestly or in the reasonable belief that that person’s action was in or not opposed to the best interests of the corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust, or its participants or beneficiaries; or

(b) With respect to any criminal action or proceeding, to have had reasonable cause to believe that the person’s conduct was unlawful.

(c) To be liable to the Corporation with respect to any claim, issue or matter asserted by or in the right of the Corporation, unless the court in which the action, suit or proceeding was brought determines that, in view of the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such amounts as the court shall deem reasonable.

Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be authorized and paid by the Corporation in advance of the final disposition of that action, suit or proceeding upon a determination made by the Board of Directors by majority vote of a quorum consisting of members of the Board of Directors who are not parties to that action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders, that, based solely on the facts then known to those making the determination and without further investigation, the person seeking indemnification did not engage in conduct prohibited by Sections 7.4 (a) and 7.4 (b).

ARTICLE VIII

Bylaws

Section 8.1. Inspection.

A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the office of the Corporation and shall be open for inspection during normal business hours.

Section 8.2. Amendments.

The Bylaws may be amended, altered or repealed, at any regular meeting of the Board of Directors or at a meeting of the shareholders by a vote of two-thirds of the shareholders after notice of such intended action as required by law.

I, Arthur E. Strout, CERTIFY that: (1) I am the duly constituted Secretary of CAMDEN NATIONAL CORPORATION and as such officer and official custodian of its records; (2) the foregoing By-Laws of the Corporation, and all of them are now lawfully in force and effect.

IN TESTIMONY WHEREOF, I have hereunto affixed my official signature and the seal of the Corporation, in the Town of Rockport, Maine on this      day of             , 2001.